EXHIBIT 23



Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of our report dated
February 9, 1995, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in the Annual Report (Form 10-K) for the year ended
December 31, 1994.


Registration Statement Number				Description

 2-75916								Form S-8
33-6610				 				Form S-8
33-6612					 			Form S-8
33-26917								Form S-8
33-26918								Form S-8
33-33251								Form S-8
33-39607								Form S-8
33-39608								Form S-3
33-47651								Form S-8
33-47652								Form S-8
33-53807								Form S-3







Ernst & Young LLP
Baltimore, Maryland
March 17, 1995